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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement on Form S-1 (333-127573) and related prospectus of Able Energy, Inc., and to the inclusion therein of our report dated September 14, 2005, with respect to the consolidated financial statements of Able Energy, Inc., which was previously included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2005.



/s/ Simontacchi & Company, LLP
Rockaway, New Jersey
October 14, 2005